UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 15, 2004

Gladstone Commercial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-50363	020681276
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1616 Anderson Road, Suite 208, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-286-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01. Completion of Acquisition or Disposition of Assets.

13 Industrial Park Dr., Mt. Pocono, PA
3701 E. Virginia Beach Blvd., Norfolk, VA
290 Guthrie Ave., Montreal, QC
855 Industriel Blvd., Granby, QC

On October 15, 2004, Gladstone Commercial Corporation (the "Company"), through its "operating partnership," Gladstone Commercial Limited Partnership, acquired four separate properties from a single seller: a 223,275 square foot industrial building located in Mt. Pocono, Pennsylvania ("13 Industrial Park Dr."), a 25,797 square foot industrial building located in Norfolk, Virginia ("3701 E. Virginia Beach Blvd."), a 42,490 square foot industrial building located in Montreal, Quebec ("290 Guthrie Ave."), and a 99,981 square foot industrial building located in Granby, Quebec ("855 Industriel Blvd."). Each building is a single tenant facility and each was fully occupied at the time of purchase under previously existing leases, which were assigned to the Company at the time of purchase.

These four properties were acquired for an aggregate cost to the Company of approximately $12.8 million in cash, including transaction costs. The Company paid the purchase price and transaction costs using proceeds from the Company’s initial public offering in 2003.

Item 9.01. Financial Statements and Exhibits.

a) Financial Statements of Business Acquired:

The required financial statements will be filed by amendment within 71 days of filing this Form 8-K.

b) Pro Forma Financial Information

The required pro forma financial information will be filed by amendment within 71 days of filing this Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Commercial Corporation

October 20, 2004	By:	Harry Brill

Name: Harry Brill
Title: Chief Financial Officer